Exhibit 10.1

FIRST AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

This FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of October 11, 2005, between PINNACLE ENTERTAINMENT, INC., a Delaware corporation (the “Borrower”) and LEHMAN COMMERCIAL PAPER INC., as administrative agent (the “Administrative Agent”) and consented to by the Lenders (as defined in the Credit Agreement referred to below) which execute a Lender Consent (as defined below).

Recitals

Whereas, the Borrower, the Lenders, and the Administrative Agent have entered into that certain Amended and Restated Credit Agreement dated as of August 27, 2004 (as amended, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Any terms defined in the Credit Agreement and not defined in this Amendment are used herein as defined in the Credit Agreement;

Whereas, by notice dated as of September 1, 2005, the Borrower has notified the Administrative Agent that certain facilities of its Subsidiaries sustained damage due to Hurricane Katrina and by notice dated as of September 26, 2005, the Borrower has notified the Administrative Agent that certain facilities of its Subsidiaries sustained damage due to Hurricane Rita. Such damage has resulted in the cessation or limitation of operations at the affected facilities, and the Borrower is hereby requesting that its compliance with certain provisions of the Loan Documents be waived as specified herein, and that certain provisions of the Loan Documents be modified as specified herein; and

Whereas, the Required Lenders and the Administrative Agent are willing to agree to the amendments requested by the Borrower, on the terms and conditions set forth in this Amendment;

Now Therefore, in consideration of the premises and the mutual agreements set forth herein, the Borrower, the Required Lenders, and the Administrative Agent agree as follows:

1. AMENDMENTS TO CREDIT AGREEMENT. Subject to the conditions and upon the terms set forth in this Amendment and in reliance on the representations and warranties of the Borrower set forth in this Amendment, the Credit Agreement is hereby amended as follows:

1.1 Amendment to Section 1. Section 1 shall be amended as follows:

(a) Section 1.1 of the Credit Agreement shall be amended by adding the following definitions in the appropriate alphabetical order:

““Biloxi Property”: the Casino Magic Biloxi hotel and river-boat casino, located in Biloxi, Mississippi.”

““Biloxi Project”: the redevelopment of the Biloxi Property.”

““Biloxi Project Pre-Designation Costs”: any out-of-pocket expenses incurred after the First Amendment Effective Date and prior to the designation of the Biloxi Project as a Current Project pursuant to Section 5.5 in connection with the Biloxi Property, up to a maximum of $25,000,000; provided that such amount may be increased by up to $10,000,000 upon consultation with and approval of the Administrative Agent.”

““First Amendment”: that certain First Amendment to Amended and Restated Credit Agreement, dated as of October 11, 2005, among the Borrower, the Lenders party thereto and the Administrative Agent.”

““First Amendment Effective Date”: the “Effective Date” as defined in the First Amendment.”

““Lake Charles Property”: the L’Auberge du Lac hotel and river-boat casino, located in Lake Charles, Louisiana.”

““New Orleans Property”: the Boomtown New Orleans hotel and river-boat casino, located in Harvey, Louisiana.”

(b) Section 1.1 of the Credit Agreement shall be amended by deleting the definitions of “Designation Deadline” and Minimum Amenities”, and adding the following definitions in lieu thereof:

“Designation Deadline”: (a) with respect to the St. Louis City Project and the St. Louis County Project, two (2) years from the Effective Date; and (b) with respect to the Biloxi Project, December 31, 2006.

“Minimum Amenities”: in the case of the Lake Charles Project, those amenities specified on Schedule 1.1(a); and in the case of the St. Louis City Project, the St. Louis County Project or the Biloxi Project, those amenities specified in the applicable Current Project Designation Request, as approved by the Administrative Agent in connection with the designation of such project as a Current Project pursuant to Section 5.5.

(c) The definition of “Architect” in Section 1.1 of the Credit Agreement shall be amended by deleting the word “or” that appears at the end of clause (ii) thereof and adding the following at the end of such definition:

“or (iv) if the Biloxi Project is designated a Current Project pursuant to Section 5.5, the architect for the Biloxi Project reasonably approved by the Administrative Agent.”

(d) The definition of “Annualized Adjusted EBITDA” in Section 1.1 of the Credit Agreement shall be amended by adding the following at the end of the definition:

“; provided that, for purposes of calculating Annualized Adjusted EBITDA of the Borrower and its Restricted Subsidiaries from January 1, 2006 through September 30, 2006 (i) the historical Consolidated EBITDA related to the New Orleans Property for any period prior to January 1, 2006 shall be excluded; and (ii) the Consolidated EBITDA for the New Orleans Property during such period shall be: (x) for the fiscal quarter ending on March 31, 2006, the Consolidated EBITDA for the New Orleans Property for the fiscal quarter ending on March 31, 2006 multiplied times four; (y) for the fiscal quarter ending on June 30, 2006, the Consolidated EBITDA for the New Orleans Property for the two consecutive fiscal quarter period ending on June 30, 2006 multiplied times two; and (z) for the fiscal quarter ending on September 30, 2006, the Consolidated EBITDA for the New Orleans Property for the three consecutive fiscal quarter period ending on September 30, 2006 multiplied times four/thirds; provided further, for purposes of calculating Annualized Adjusted EBITDA of the Borrower and its Restricted Subsidiaries from the First Amendment Effective Date through September 30, 2006, (i) the historical Consolidated EBITDA related to the Lake Charles Property for any period prior to January 1, 2006 shall be excluded; and (ii) the Consolidated EBITDA for the Lake Charles Property during such period shall be: (w) for the fiscal quarters ending on September 30, 2005 and December 31, 2005, zero; (x) for the fiscal quarter ending on March 31, 2006, the Consolidated EBITDA for the Lake Charles Property for the fiscal quarter ending on March 31, 2006 multiplied times four; (y) for the fiscal quarter ending on June 30, 2006, the Consolidated EBITDA for the Lake Charles Property for the two consecutive fiscal quarter period ending on June 30, 2006 multiplied times two; and (z) for the fiscal quarter ending on September 30, 2006, the Consolidated EBITDA for the Lake Charles Property for the three consecutive fiscal quarter period ending on September 30, 2006 multiplied times four/thirds.”

(e) The definition of “Completion Date” in Section 1.1 of the Credit Agreement shall be amended by deleting the word “or” that appears at the end of clause (ii) thereof and adding the following at the end of such definition:

“or (iv) with regards to the Biloxi Project, the date that is six (6) months following the Opening Date of the Biloxi Project.”

(f) The definition of “Completion Ratio” in Section 1.1 of the Credit Agreement shall be amended by deleting the word “or” that appears at the end of clause (ii) thereof and adding the following at the end of such definition:

“and (iv) if the Biloxi Project is designated a Current Project pursuant to Section 5.5 (a) the amount of Expenses related to the Biloxi Project incurred as of such date less the amount of such Expenses which constitute interest expense and pre-opening costs, divided by (b) the total Expenses related to the Biloxi Project contemplated under the applicable Construction Budget (less the budgeted amounts for capitalized interest and pre-opening costs).”

(g) The definition of “Consolidated Net Income” in Section 1.1 of the Credit Agreement shall be amended by adding the following at the end of such definition:

“; provided further, that in calculating Consolidated Net Income of the Borrower and its Subsidiaries for any fiscal quarter (i) any business interruption insurance received or expected to be received with respect to the Biloxi Property and included in the calculation of Consolidated Net Income in accordance with GAAP for such fiscal quarter shall be excluded from Consolidated Net Income and (ii) there shall be included in Consolidated Net Income for such fiscal quarter the amount (determined in good faith by senior management of the Borrower) of the business interruption insurance with respect to the Biloxi Property the Borrower expects to collect with respect to such fiscal quarter (such amount not to exceed the sum of (A) $4,100,000 (which is 89% of the projected quarterly EBITDA for the Biloxi Property for the fiscal year 2006) and (B) the amount of business interruption insurance not reflected in clause (A) that the Borrower expects to collect as a reimbursement in respect of other expenses incurred at the Biloxi Property with respect to such fiscal quarter (provided that the amount included pursuant to this clause (B) shall not exceed the amount of the other expenses incurred at the Biloxi Property that are actually included in calculating Consolidated Net Income for such fiscal quarter)); provided further, that in calculating Consolidated Net Income of the Borrower and its Subsidiaries for any period, there shall be excluded from Consolidated Net Income any portion of such Consolidated Net Income which relates to casualty or property insurance received or to be received with respect to the Biloxi Property as a result of Hurricane Katrina and any related impairment charge.”

(h) The definition of “Construction Budget” in Section 1.1 of the Credit Agreement shall be amended by deleting the word “or” that appears at the end of clause (ii) thereof and adding the following at the end of such definition:

“or (iv) if the Biloxi Project is designated a Current Project pursuant to Section 5.5, the construction budget for the Biloxi Project approved by the Administrative Agent and any amendment to increase the construction budget approved by the Administrative Agent, not to exceed $250,000,000 (as may be amended pursuant to Section 7.16).”

(i) The definition of “Construction Plans” in Section 1.1 of the Credit Agreement shall be amended by deleting the word “or” that appears at the end of clause (ii) thereof and adding the following at the end of such definition:

“or (iv) if the Biloxi Project is designated a Current Project pursuant to Section 5.5, the construction plans and drawings for the Biloxi Project reasonably approved by the Administrative Agent, as at any time supplemented or amended in accordance with the terms of this Agreement.”

(j) The definition of “Construction Timetable” in Section 1.1 of the Credit Agreement shall be amended by deleting the word “or” that appears at the end of clause (ii) thereof and adding the following at the end of such definition:

“or (iv) if the Biloxi Project is designated a Current Project pursuant to Section 5.5, the construction timetable for the Biloxi Project approved by the Administrative Agent, as at any time amended in accordance with the terms of this Agreement.”

(k) The definition of “Contractor” in Section 1.1 of the Credit Agreement shall be amended by deleting the word “or” that appears at the end of clause (ii) thereof and adding the following at the end of such definition:

“or (iv) if the Biloxi Project is designated a Current Project pursuant to Section 5.5, either Manhattan Construction Company or the general contractor for the Biloxi Project reasonably approved by the Administrative Agent.”

(l) The definition of “Current Project” in Section 1.1 of the Credit Agreement shall be amended by deleting the word “or” that appears at the end of clause (ii) thereof and adding the following at the end of such definition:

“or (iv) the Biloxi Project from the date designated as a Current Project by Administrative Agent pursuant to Section 5.5 until the applicable Completion Date.”

(m) The definition of “Expenses” in Section 1.1 of the Credit Agreement shall be amended by deleting the word “or” that appears at the end of clause (ii) thereof and adding the following at the end of such definition:

“or (iv) with regards to the Biloxi Project, the aggregate costs and expenses (including construction costs, design, FF&E, soft costs, pre-opening and promotional costs) expended in the construction and development of the Biloxi Project in accordance with the applicable Construction Plans and the applicable Construction Budget if the Biloxi Project is designated a Current Project pursuant to Section 5.5.”

(n) The definition of “Opening” in Section 1.1 of the Credit Agreement shall be amended by deleting the word “or” that appears at the end of clause (ii) thereof and adding the following at the end of such definition:

“or (iv) with regards to the Biloxi Project, : (a) that portion of the applicable Minimum Amenities that are designated as required to be completed for the applicable Opening Date to occur in the applicable Current Project Designation Request is substantially complete and operational, (b) a certificate of occupancy (which may be a temporary certificate of occupancy) has been issued in respect of the Biloxi Project, and (c) the Biloxi Project is legally open for business to hotel, resort and gaming patrons as contemplated by the applicable Construction Plans.”

(o) The definition of “Opening Date” in Section 1.1 of the Credit Agreement shall be amended by deleting the word “or” that appears at the end of clause (ii) thereof and adding the following at the end of such definition:

“or (iv) if the Biloxi Project is designated a Current Project pursuant to Section 5.5, the date projected for the Opening of the Biloxi Project as approved by the Administrative Agent, which date shall not be more than 30 months following such designation,.”

(p) The definition of “Required Minimum Contingency” in Section 1.1 of the Credit Agreement shall be amended by deleting the word “or” that appears at the end of clause (2) thereof and adding the following at the end of such definition:

if the Biloxi Project is designated a Current Project pursuant to Section 5.5, (a) until the Completion Ratio of the Biloxi Project is 0.35, 5% of the applicable Construction Budget as reduced by capitalized interest and pre-opening costs; and (b) thereafter, (i) 5% of the applicable Construction Budget as reduced by capitalized interest and pre-opening costs times (ii) 1.00 minus the Completion Ratio of the Biloxi Project

1.2 Amendment to Section 4.

(a) Section 4.2 shall be amended by adding the following clause to the end of the existing Section 4.2:

“, other than the property damage to and effects on the operating results of the Biloxi Property, the New Orleans Property and the Lake Charles Property, in each case, resulting from Hurricane Katrina and/or Hurricane Rita”.

(b) Section 4.16 shall be amended by deleting the word “and” that appears at the end of clause (viii) thereof and adding the following at the end of such definition:

“(x) to pay for all or a portion of the Biloxi Property Pre-Designation Costs, (xi) to pay for all or a portion of the Expenses related to the Biloxi Project.”

1.3 Amendment to Section 5.

(a) Section 5.2(d) shall be deleted in its entirety and replaced with the following:

“If any such extension of credit shall be for the St. Louis City Project, the St. Louis County Project or the Biloxi Project, such project must have been theretofore designated as a Current Project pursuant to Section 5.5.”

(b) The following clause (h) shall be added at the end of Section 5.2:

“(h) Biloxi Project. If the proceeds of any such extension of credit shall be for Expenses associated with the Biloxi Project, then (i) the Opening of the Biloxi Project must be scheduled to occur on or before its Opening Date, and (ii) the development and construction of the Biloxi Project must be scheduled to be completed in accordance with the applicable Construction Timetable and within the applicable Construction Budget.”

(c) Section 5.3(e)(viii) shall be amended by deleting the word “and” that appears at the end of clause (y) thereof and adding the following at the end thereof:

“and (aa) with respect to the Biloxi Project, the date that is 30 months after the Biloxi Project is designated as a Current Project pursuant to Section 5.5.”

(d) The following clause (xi) shall be added at the end of Section 5.3(e):

“(xi) With respect to disbursements for Expenses associated with the Biloxi Project, Borrower shall certify to the Administrative Agent and the Lenders that (i) the Opening of the Biloxi Project is scheduled to occur on or before its Opening Date, and (ii) the development and construction of the Biloxi Project is scheduled to be completed in accordance with the applicable Construction Timetable and within the applicable Construction Budget.”

(e) Section 5.3(f) shall be deleted in its entirety and replaced with the following:

“(f) Conditions for all Other Disbursements. To the extent that the disbursement will be used for purposes permitted pursuant to Section 4.16 hereof

(including, without limitation, the St. Louis City Pre-Development Costs, the St. Louis County Pre-Development Costs and the Biloxi Project Pre-Designation Costs) and not related to Expenses associated with a Current Project, each such disbursement shall be made within one (1) Business Day of the submission to the Administrative Agent of a Borrowing Notice provided that no Default or Event of Default shall have occurred and be continuing and that each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date.”

(f) Section 5.5 shall be amended by deleting the first sentence in its entirety and replacing it with the following:

“The Borrower may, at any time on or prior to the applicable Designation Deadline, request that the Administrative Agent designate any or all of the St. Louis City Project, the St. Louis County Project, or the Biloxi Project as a “Current Project” if and when (i) the Borrower provides to the Administrative Agent a Request for Current Project Designation substantially in the form of Exhibit T (the “Current Project Designation Request”) completed and signed by the Borrower and any applicable Restricted Subsidiaries with all attachments thereto, and (ii) Borrower has secured all entitlements and approvals necessary to commence construction of the Current Project to be designated.”

1.4 Amendment to Section 6. Clause (a) of Section 6.5 shall be deleted in its entirety and replaced with the following:

“(a) Except (x) as in the aggregate could not reasonably be expected to result in a Material Adverse Effect and (y) property damage to and effects on the operating results of the Biloxi Property, the New Orleans Property and the Lake Charles Property resulting from Hurricane Katrina and/or Hurricane Rita, keep all Property and systems useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and”

1.5 Amendment to Section 7.

(a) Section 7.1(c) shall be amended by replacing the required Consolidated Senior Debt Ratio for the fiscal quarters ending on December 31, 2005 with 3.5.

(b) Section 7.16 shall be amended by adding the following clause (h) at the end thereof:

“(h) Prior to the Biloxi Project being designated as a Current Project, Capital Expenditures associated with the Biloxi Project which constitute Biloxi Project Pre-Designation Costs, and after the Biloxi Project has been designated a Current Project pursuant to Section 5.5, Capital Expenditures associated with the Biloxi Project which do not result in the aggregate Biloxi Expenses (including for this purpose, capitalized interest and capitalized pre-opening expenses) associated with that project being in excess of $250,000,000.”

1.6 Waiver of Certain Financial Covenants. By their execution of the Lender Consents, each in the form of Exhibit B attached hereto (each individually a “Lender Consent”,

and collectively, the “Lender Consents”), the Required Lenders waive any Event of Default that may arise or has arisen under the Credit Agreement as a result of:

(a) the Borrower’s failure to comply with the provisions of Section 7.1(a), Section 7.1(b), Section 7.1(c) and Section 7.1(d) for the fiscal quarter ending on September 30, 2005; or

(b) the Borrower’s failure to comply with the provisions of Section 7.1(a), Section 7.1(b) and Section 7.1(d) for the fiscal quarter ending on December 31, 2005.

2. CERTAIN BILOXI PROPERTY MATTERS. Notwithstanding anything to the contrary contained the in the Loan Documents, by their execution of the Lender Consents, the Required Lenders (a) waive any requirement for the Borrower or any Loan Party to rebuild the Biloxi Property; and (b) agree that the Borrower and its Subsidiaries may reinvest any Net Cash Proceeds received by the Borrower or any of its Subsidiaries in respect of any property or casualty insurance claim made with respect to the Biloxi Property with respect to Hurricane Katrina to acquire assets useful in its business or to fund Expenses with respect to Current Projects so long as such reinvestment or funding occurs not later than one year after the receipt of such Net Cash Proceeds, and any amount not so reinvested shall, on the date one year after the date of the receipt of such Net Cash Proceeds, be applied to prepay Term Loans in accordance with the provisions of Section 2.13(f). For avoidance of doubt, proceeds of any business interruption insurance related to Hurricane Katrina or Hurricane Rita shall be treated under the Mortgages as revenues from operations.

3. CERTAIN DELAYED DRAW TERM LOAN AND CONSTRUCTION RESERVE ACCOUNT MATTERS. The Borrower hereby acknowledges that the proceeds of the $100,000,000 of Delayed Draw Term Loans that were funded by the Lenders on August 31, 2005 (the “August Term Loans”) were not deposited into the Completion Reserve Account as required pursuant to Section 2.1(b) of the Credit Agreement and were instead applied directly to (x) the repayment of $69,000,000 of Revolving Loans, the proceeds of which were used solely for the purpose of repaying all or a portion of the amounts due under the Senior Subordinated Notes Indenture 1999 (a use otherwise permitted under Section 4.16 of the Credit Agreement) and (y) pay $31,000,000 towards the purchase price for certain real property located in St. Louis, Missouri (such uses, the “Identified Applications”), and hereby requests that the Lenders waive any Default or Event of Default that may have arisen as a result of the failure to deposit the proceeds of the August Term Loans into the Completion Reserve Account or the application of such proceeds for the Identified Applications. Based on the representation and warranty that the proceeds of the August Term Loans have been used solely for the Identified Applications and the other representations and warranties of the Borrower contained herein, by their execution of the Lender Consents, the Required Lenders waive any Default or Event of Default (including, without limitation, the failure to give notice thereof) that may have arisen under the Credit Agreement solely as a result of (i) the Borrower’s failure to deposit the proceeds of the August Term Loans into the Completion Reserve Account as required pursuant to Section 2.1(b) and Section 5.3(d) of the Credit Agreement; (ii) the Borrower’s failure to comply with the conditions contained in the Credit Agreement for the withdrawal of funds from the Completion Reserve Account to the extent such funds would have related to the August Term Loans; and (iii) the application of the proceeds of the August Term Loans to the Identified Applications, to the extent that such application may have violated Section 4.16 or Section 5.3(f) of the Credit Agreement.

4. REPRESENTATIONS AND WARRANTIES OF THE BORROWER. In order to induce the Administrative Agent to enter into this Amendment and the Required Lenders to execute the Lender Consents, the Borrower represents and warrants to each Lender and the Administrative Agent that:

4.1 Organizational Power; Authorization; Enforceable Obligations. Each Loan Party has the organizational power and authority, and the legal right, to make, deliver and perform this Amendment, and, as applicable, the Consent of Guarantors in the form of Exhibit A attached hereto (the “Consent”). Each Loan Party has taken all necessary corporate or other action to authorize the execution, delivery, and performance of this Amendment and the Consent, and the performance of the Loan Documents as modified by this Amendment. No consent or authorization of, filing with, notice to, or other act by or in respect of, any Governmental Authority or any other Person, is required in connection with the execution, delivery, performance, validity, or enforceability of this Amendment, the Consent, and the Loan Documents as modified by this Amendment. This Amendment and the Consent have each been duly executed and delivered on behalf of each Loan Party that is a party thereto. This Amendment, the Consent, and the Loan Documents, as amended by this Amendment, constitute a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

4.2 No Legal Bar. The execution, delivery and performance of this Amendment, the Consent and the Loan Documents, as modified by this Amendment, will not violate in any material respect any Requirement of Law or any Contractual Obligation of the Borrower or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). No Requirement of Law or Contractual Obligation applicable to the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

4.3 No Default. After giving effect to this Amendment, no event has occurred and is continuing or will result from, the execution and delivery of this Amendment or the Consent that would constitute a Default or an Event of Default.

4.4 Representations and Warranties. After giving effect to this Amendment, each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of the Effective Date (as defined below).

5. CONDITIONS TO EFFECTIVENESS OF THIS AMENDMENT. This Amendment, and the consents and approvals contained herein, shall be effective on the date (the “Effective Date”) when each of the following conditions has been satisfied:

5.1 Execution of Amendment. The Borrower and the Administrative Agent shall have executed and delivered this Amendment to the Administrative Agent.

5.2 Execution of Lender Consents. The Lender Consents shall have been executed and delivered to the Administrative Agent by Lenders constituting Required Lenders.

5.3 Execution of Consent. Each of the Guarantors shall have executed and delivered the Consent to the Administrative Agent.

5.4 Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the Effective Date as if made on and as of such date after giving effect to this Amendment.

5.5 No Default. After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing on the Effective Date.

5.6 Delivery of Documents. The Administrative Agent shall have received such documents as the Administrative Agent may reasonably request in connection with this Amendment.

5.7 Amendment Fee. The Borrower shall have paid to the Administrative Agent, for the account of each Required Lender who has delivered a signed Lender Consent to the Administrative Agent with respect hereto by 12:00 p.m./Noon (New York time) on October 6, 2005, a fee in an amount equal to 0.10% of the sum of (i) the aggregate unpaid principal amount of the Term Loans then outstanding, (ii) the unfunded Term Loan Commitments (if any), (iii) the aggregate unpaid principal amount of the Delayed Draw Term Loans then outstanding, (iv) the unfunded Delayed Draw Term Loan Commitments (if any), and (v) the Total Revolving Credit Commitments then in effect or, if the Revolving Credit Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding, in each case held by such Required Lender.

6. EFFECT OF AMENDMENT; RATIFICATION. This Amendment is a Loan Document. From and after the date on which this Amendment becomes effective, all references in the Loan Documents to the Credit Agreement shall mean the Credit Agreement as amended hereby. Except as expressly amended hereby or waived herein, the Credit Agreement and the other Loan Documents, including the Liens granted thereunder, shall remain in full force and effect, and all terms and provisions thereof are hereby ratified and confirmed.

7. BORROWER CONFIRMATION. The Borrower confirms that as amended hereby, each of the Loan Documents is in full force and effect, and that none of the Loan Parties has any defenses, setoffs or counterclaims to its Obligations.

8. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

9. NO WAIVER. Except as expressly set forth herein, the execution, delivery and effectiveness of this Amendment does not constitute a waiver of any Default or Event of Default, amend or modify any provision of any Loan Document or constitute a course of dealing or any other basis for altering the Obligations of any Loan Party.

10. INTEGRATION. This Amendment represents the entire agreement of the parties with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein.

11. CAPTIONS. The catchlines and captions herein are intended solely for convenience of reference and shall not be used to interpret or construe the provisions hereof.

12. COUNTERPARTS. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Amendment signed by all the parties shall be lodged with the Administrative Agent.

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IN WITNESS WHEREOF, each of the undersigned has duly executed this Amendment as of the date set forth above.

BORROWER:

PINNACLE ENTERTAINMENT, INC., a Delaware corporation,

By:	/s/ S. H. CAPP
Name:
Title:

S-1

ADMINISTRATIVE AGENT:

LEHMAN COMMERCIAL PAPER INC.

By:	/s/ V. PAUL ARZOUIAN
Name:	V. Paul Arzouian
Title:	Authorized Signatory

S-2

Exhibit A

CONSENT OF GUARANTORS

Each of the undersigned is a Guarantor of the Obligations of the Borrower under the Credit Agreement and hereby (a) consents to the foregoing Amendment, (b) acknowledges that notwithstanding the execution and delivery of the foregoing Amendment, the obligations of each of the undersigned Guarantors are not impaired or affected and the Guaranties continue in full force and effect, and (c) ratifies its Guaranty and each of the Loan Documents to which it is a party.

IN WITNESS WHEREOF, each of the undersigned has executed and delivered this CONSENT OF GUARANTORS as of the 11th day of October, 2005.

BILOXI CASINO CORP., a Mississippi corporation

CASINO MAGIC CORP., a Minnesota corporation

CASINO ONE CORPORATION, a Mississippi corporation

HP/COMPTON, INC., a California corporation

PNK (BOSSIER CITY), INC., a Louisiana corporation

ST. LOUIS CASINO CORP., a Missouri corporation

By:	/s/ S. H. CAPP
Name:
Title:

BELTERRA RESORT INDIANA, LLC, a Nevada limited liability company

By:	Pinnacle Entertainment, Inc., its sole member

	By:	/s/ S. H. CAPP
Name:
Title:

BOOMTOWN, LLC, a Delaware limited liability company

By:	Pinnacle Entertainment, Inc., its sole member

	By:	/s/ S. H. CAPP
Name:
Title:

CRYSTAL PARK HOTEL AND CASINO DEVELOPMENT COMPANY, LLC, a California limited liability company

By:	HP/Compton, Inc., its sole member and manager

	By:	/s/ S. H. CAPP
Name:
Title:

OGLE HAUS, LLC, an Indiana limited liability company

By:	Belterra Resort Indiana, LLC, its sole member

	By:	Pinnacle Entertainment, Inc., its sole member

		By:	/s/ S. H. CAPP
Name:
Title:

PNK (LAKE CHARLES), L.L.C., a Louisiana limited liability company

By:	Pinnacle Entertainment, Inc., its sole member and manager

	By:	/s/ S. H. CAPP
Name:
Title:

PNK (RENO), LLC, a Nevada limited liability company

By:	Pinnacle Entertainment, Inc., its sole member

	By:	/s/ S. H. CAPP
Name:
Title:

LOUISIANA-I GAMING, a Louisiana partnership in Commendam

By:	Boomtown, LLC, a Delaware limited liability company, its General Partner

	By:	/s/ S. H. CAPP
Name:
Title:

PNK (ES), LLC, a Delaware limited liability company

By:	Pinnacle Entertainment, Inc., its sole member

	By:	/s/ S. H. CAPP
Name:
Title:

Exhibit B

LENDER CONSENT

Reference is made to the First Amendment to the Amended and Restated Credit Agreement, dated as of October 11, 2005 (the “First Amendment”), between PINNACLE ENTERTAINMENT, INC., a Delaware corporation (the “Borrower”) and LEHMAN BROTHERS INC., as administrative agent and consented to by the Lenders which execute a Lender Consent. Unless otherwise defined herein, terms defined in the First Amendment and used herein shall have the meanings given to them in the First Amendment.

Upon execution and delivery of this Lender Consent by the Lender signatory hereto, the undersigned hereby consents to and agrees to be bound by the provisions of the First Amendment.

THIS LENDER CONSENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Delivery of an executed signature page hereof by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

[Signature page to follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Lender Consent to be duly executed and delivered by their proper and duly authorized officers as of this                      day of                         , 2005.

[NAME OF LENDER]

By:
Name:
Title:

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